UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on May 22, 2018, the following number of votes were cast for the matters indicated.  The following voting results are final.

  Election of Directors:

The following directors received the following votes and were elected:

  For the election of three Directors of U.S. Cellular by the holders of Common Shares:
Nominee	For	Withhold	Broker Non-vote

J. Samuel Crowley	49,093,567	699,013	1,212,731

Gregory P. Josefowicz	49,493,305	299,275	1,212,731

Cecelia D. Stewart	49,513,762	278,818	1,212,731

  For the election of eight Directors of U.S. Cellular by the holder of Series A Common Shares:
Nominee	For	Withhold	Broker Non-vote

Steven T. Campbell	330,058,770	-	-

LeRoy T. Carlson, Jr.	330,058,770	-	-

Walter C.D. Carlson	330,058,770	-	-

Ronald E. Daly	330,058,770	-	-

Harry J. Harczak. Jr.	330,058,770	-	-

Kenneth R. Meyers	330,058,770	-	-

Peter L. Sereda	330,058,770	-	-

Kurt B. Thaus	330,058,770	-	-

  Proposal to ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Accountants for 2018:

This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote

380,909,138	152,460	2,483	-

  Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in U.S. Cellular’s Proxy Statement dated April 10, 2018 (commonly known as “Say-on-Pay”):

This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote

379,278,244	526,002	47,104	1,212,731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	May 25, 2018	By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)